Exhibit 10.25

DEFERRAL AGREEMENT WORKSHEET

I, Joe M. Rodgers, a Director of AMR Corporation and American Airlines, Inc., do hereby elect to defer the receipt of meeting and retainer fees for the year 2003 pursuant to one of the following plans (please check one if you wish to defer 2003 meeting and retainer fees):

☒                                    Deferred fees accrue interest at the prime rate in effect, from time to time, at Chase Manhattan Bank, New York, New York.

or

☐                                    The Stock Equivalent Purchase Plan.

1.                                       For how long do you want meeting and retainer fees to be deferred? Until retirement year(s).

2.                                       At the conclusion of the deferral period, how do you want the deferred funds paid out (for example, 100% lump sum, 25% per year, $          per month until all funds distributed, etc.)?

100% lump sum

3.                                       In the event of your death prior to the deferred funds being completely distributed, who do you wish to designate as your beneficiary?

Helen M. Rodgers

/s/ Joe M. Rodgers
Signature - Joe M. Rodgers

11/22/02
Date